Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RECORD REVENUES OF $799.9 MILLION FOR THE

SECOND QUARTER OF 2015

Plano, TX, August 6, 2015 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2015.

Cinemark Holdings, Inc.’s total revenues for the three months ended June 30, 2015 were $799.9 million, an 11.4% increase from total revenues for the three months ended June 30, 2014 of $717.9 million. Admissions revenues increased 10.4%, concession revenues increased 14.6% and attendance was up 8.8% for the three months ended June 30, 2015 compared to the same prior year period.

Adjusted EBITDA for the three months ended June 30, 2015 was $193.5 million compared to $169.4 million for the three months ended June 30, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2015 was approximately $70.3 million compared to $71.7 million for the three months ended June 30, 2014. Diluted earnings per share for the three months ended June 30, 2015 was $0.61 compared to $0.62 for the three months ended June 30, 2014. Net income for the three months ended June 30, 2015 reflected an effective income tax rate of approximately 38% compared to the effective income tax rate for the three months ended June 30, 2014 of approximately 25%. The rate for the three months ended June 30, 2014 included certain discreet income tax benefits related to the sale of our Mexican subsidiary.

“It was an incredible second quarter for the North American industry with 9.3% year-over-year growth,” stated Tim Warner, Cinemark CEO. “With our global footprint, as well as our focus on technology and innovation, our worldwide operations outperformed the industry by 740 basis points on a currency adjusted basis. Furthermore, we have now achieved 24 out of 26 quarters of North American industry outperformance and congratulate our entire worldwide team for yet another quarter of outstanding results.”

Cinemark Holdings, Inc.’s revenues for the six months ended June 30, 2015 increased 9.5% to $1,445.3 million from $1,320.2 million for the six months ended June 30, 2014. During the six months ended June 30, 2015, admissions revenues increased 8.0% to $903.6 million, concession revenues increased 13.0% to $474.0 million and attendance increased 7.7% to 142.2 million patrons. Average ticket price increased 0.2% to $6.35 and concession revenues per patron increased 4.7% to $3.33 during the six months ended June 30, 2015.

Adjusted EBITDA for the six months ended June 30, 2015 was $340.6 million compared to $297.9 million for the six months ended June 30, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2015 was $112.8 million compared to $107.2 million for the six months ended June 30, 2014. Diluted earnings per share for the six months ended June 30, 2015 was $0.97 compared to $0.93 for the six months ended June 30, 2014.

On June 30, 2015, the Company’s aggregate screen count was 5,720. As of June 30, 2015, the Company had signed commitments to open 11 new theatres and 111 screens by the end of 2015 and open 12 new theatres with 123 screens subsequent to 2015.

Conference Call/Webcast – Today at 8:30AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 503 theatres with 5,720 screens in 41 U.S. states, Brazil, Argentina and 12 other Latin American countries as of June 30, 2015. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 27, 2015 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Statement of income data:
Revenues
Admissions	$502,963	$455,726	$903,625	$836,640
Concession	259,530	226,417	473,957	419,440
Other	37,439	35,720	67,748	64,063

Total revenues	799,932	717,863	1,445,330	1,320,143
Cost of operations
Film rentals and advertising	285,303	249,198	500,962	449,855
Concession supplies	40,903	35,336	73,406	65,389
Facility lease expense	82,391	80,647	162,008	159,004
Other theatre operating expenses	161,666	148,512	306,246	288,795
General and administrative expenses	39,277	39,717	77,202	79,089
Depreciation and amortization	46,569	43,881	91,901	86,377
Impairment of long-lived assets	3,528	430	4,322	784
Loss on sale of assets and other	5,802	3,276	4,352	6,129

Total cost of operations	665,439	600,997	1,220,399	1,135,422

Operating income	134,493	116,866	224,931	184,721
Interest expense (1)	(28,304)	(28,286)	(56,511)	(56,766)
Distributions from NCM	—	1,180	8,499	10,677
Loss on amendment to debt agreement	(925)	—	(925)	—
Other income	8,400	6,455	6,952	14,141

Income before income taxes	113,664	96,215	182,946	152,773
Income taxes	42,774	24,081	69,154	44,943

Net income	$70,890	$72,134	$113,792	$107,830
Less: Net income attributable to noncontrolling interests	632	403	1,013	656

Net income attributable to Cinemark Holdings, Inc.	$70,258	$71,731	$112,779	$107,174

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.61	$0.62	$0.97	$0.93

Diluted	$0.61	$0.62	$0.97	$0.93

Weighted average diluted shares outstanding	115,328	114,961	115,215	114,814

Other financial data:
Adjusted EBITDA (2)	$193,453	$169,355	$340,574	$297,910

(1)	Includes amortization of debt issue costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of June 30, 2015	As of December 31, 2014
Balance sheet data:
Cash and cash equivalents	$576,289	$638,869
Theatre properties and equipment, net	$1,484,389	$1,450,812
Total assets	$4,164,070	$4,151,980
Long-term debt, including current portion	$1,819,479	$1,822,997
Equity	$1,135,537	$1,123,129

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Other operating data:
Attendance (patrons, in millions):

Domestic	49.0	46.5	90.5	87.1
International	27.7	24.0	51.7	44.9

Worldwide	76.7	70.5	142.2	132.0

Average ticket price (in dollars):
Domestic	$7.67	$7.20	$7.42	$7.09
International	$4.60	$5.04	$4.49	$4.88
Worldwide	$6.56	$6.46	$6.35	$6.34

Concession revenues per patron (in dollars):
Domestic	$3.98	$3.67	$3.92	$3.63
International	$2.33	$2.33	$2.31	$2.30
Worldwide	$3.38	$3.21	$3.33	$3.18

Average screen count (month end average):
Domestic	4,498	4,452	4,497	4,457
International	1,209	1,145	1,196	1,133

Worldwide	5,707	5,597	5,693	5,590

Segment Information

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues
U.S.	$592,482	$524,485	$1,066,777	$969,405
International	211,505	196,881	385,838	357,073
Eliminations	(4,055)	(3,503)	(7,285)	(6,335)

Total revenues	$799,932	$717,863	$1,445,330	$1,320,143

Adjusted EBITDA (1)
U.S.	$143,604	$120,871	$250,711	$214,411
International	49,849	48,484	89,863	83,499

Total Adjusted EBITDA	$193,453	$169,355	$340,574	$297,910

Capital expenditures
U.S.	$43,947	$30,483	$118,214	$60,795
International	26,018	19,274	37,498	41,768

Total capital expenditures	$69,965	$49,757	$155,712	$102,563

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$70,890	$72,134	$113,792	$107,830
Income taxes	42,774	24,081	69,154	44,943
Interest expense	28,304	28,286	56,511	56,766
Loss on amendment to debt agreement	925	—	925	—
Other income	(8,400)	(6,455)	(6,952)	(14,141)
Depreciation and amortization	46,569	43,881	91,901	86,377
Impairment of long-lived assets	3,528	430	4,322	784
Loss on sale of assets and other	5,802	3,276	4,352	6,129
Deferred lease expenses - theatres (2)	(351)	485	(819)	1,040
Deferred lease expenses – DCIP equipment (3)	(234)	(236)	(469)	808
Amortization of long-term prepaid rents (2)	669	407	1,382	785
Share based awards compensation expense (4)	2,977	3,066	6,475	6,589

Adjusted EBITDA (1)	$193,453	$169,355	$340,574	$297,910

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.
(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.

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